UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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Sumo Logic, Inc.

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To: All employees

From: Ramin Sayar, President & CEO

Date: February 9, 2023

Subject: A New Chapter for Sumo Logic

Dear Sumos,

I am writing to you today with exciting news about the future of Sumo Logic.

Moments ago, we announced Sumo Logic has entered into an agreement to be acquired by affiliates of Francisco Partners, a leading global investment firm that specializes in partnering with technology businesses, for $12.05 per share in cash. This values Sumo Logic at an aggregate equity valuation of approximately $1.7 billion. A copy of the press release can be found here https://www.globenewswire.com/news-release/2023/02/09/2605157/0/en/Sumo-Logic-to-be-Acquired-by-Francisco-Partners-for-1-7-Billion.html.

Today’s announcement is a positive development for Sumo Logic – let me explain why.

Since founding Sumo Logic in 2010, we have made important strides in creating a trusted, cloud-native, SaaS analytics platform for observability and security, enabling our customers to transform complexity into insights and accelerate their cloud transformation adoption.

As a private company, we will be able to make the necessary long-term investments to accelerate Sumo Logic’s growth and advance our vision of making the world’s digital experiences reliable and secure. Francisco Partners is an experienced and trusted investor that shares our goals and can provide us with the unique expertise to help achieve them.

While we’ll be changing ownership, we aren’t changing our focus or who we are as a company. To the contrary – through this transaction, we will be even more committed to serving our customers and continue to innovate on the critical solutions that they have come to depend on.

For context, Francisco Partners is a leading investor in the technology industry with impressive experience. Founded over 20 years ago, Francisco Partners has invested in over 400 technology companies, with a number in infrastructure and security software, including companies like: 8x8, BeyondTrust, Boomi, Forcepoint, GoodRx, LegalZoom, SonicWall and Verifone and many others. As we take this next step in our journey, it is our firm belief that Sumo Logic will continue to thrive under Francisco Partners’ ownership, and we look forward to partnering with their team to accelerate our growth – we can’t wait to see what we’re able to achieve.

Please keep in mind that while today’s announcement marks an exciting day for all of us, it represents only the first step in the process to complete this transaction. We expect the transaction to close in the second calendar quarter of 2023, subject to customary closing conditions. Until then, we remain an independent, publicly traded company, and it is business as usual for all of us at Sumo Logic. During this time, it is important that we all stay focused on continuing to execute our day-to-day responsibilities and providing our customers with the same level of customer service and innovation that they’ve come to expect of us.

We’ve attached an FAQ to help answer any immediate questions you may have about this announcement. We also encourage you to join our virtual town hall this Friday, February 10th, at 8:00 AM PT, where we will be discussing this transaction in more detail. You should receive a separate invitation shortly.

Thank you for everything you have done – and continue to do – for Sumo Logic. The Francisco Partners team was attracted to us in large part due to the strength of our organization, and it is because of your efforts that we are in the advantaged position that we find ourselves today. I hope you share my excitement for our bright future ahead.

Sincerely,

Ramin

Consistent with usual practices, please forward any media inquiries to Aaron Feigin at feigin@sumologic.com; inquiries from analysts or investors should be forwarded to Stewart Grierson at sgrierson@sumologic.com.

Additional Information and Where to Find It

Sumo Logic, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Sumo Logic (the “Transaction”). Sumo Logic plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Sumo Logic’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on May 26, 2022. To the extent that holdings of Sumo Logic’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Sumo Logic will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SUMO LOGIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Sumo Logic’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction will also be available, free of charge, at Sumo Logic’s investor relations website (http://investor.sumologic.com).

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into of Sumo Logic’s Board of Directors in approving the Transaction; and expectations for Sumo Logic following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Sumo Logic’s assumptions prove incorrect, Sumo Logic’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that legal and regulatory approvals, or approvals from Sumo Logic’s stockholders, necessary to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; possible disruption related to the Transaction to Sumo Logic’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Sumo Logic files with the SEC, including Sumo Logic’s Annual Report on Form 10-K filed with the SEC on March 14, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on May 27, 2022, August 26, 2022, and December 6, 2022, each of which may be obtained on the investor relations section of Sumo Logic’s website at investor.sumologic.com. All forward-looking statements in this communication are based on information available to Sumo Logic as of the date of this communication, and Sumo Logic does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.